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                                                    FOR IMMEDIATE RELEASE
Contacts:

Robert F. Apple,                            Donald C. Weinberger,
Chief Financial Officer,                    Wolfe Axelrod Weinberger Assoc. LLC,
InKine, 215-283-6850                        212-370-4500, 212-370-4505 fax
                                            don@wolfeaxelrod.com

                         INKINE AMENDS CONVERTIBLE NOTES

BLUE BELL, PA October 7, 2002 - InKine Pharmaceutical Company, Inc. (Nasdaq:
INKP) - today announced that the Company and its noteholders amended InKine's $10 million June 2003 Convertible Notes. Noteholders have agreed to remove the requirement that the Company's common stock be listed on the Nasdaq National Market. In connection with the restructuring agreement, the Company secured the notes, issued additional warrants and increased the semi-annual coupon.

Robert F. Apple, Executive Vice President and Chief Financial Officer of InKine commented, "We are pleased with the result of our negotiation with our noteholders. Their willingness to restructure the notes shows their ongoing commitment to Visicol and InKine. We continue to show marked improvement in our operations due to the success of the re-launch of Visicol. Recent audited IMS prescription data indicates that once again Visicol achieved an all time monthly high of over 20,000 prescriptions for August 2002. This represents an 8% increase over the previous month's all time high. The successive growth occurred in a flat market. This positive trend has continued into September 2002 with our most recent unaudited weekly prescription data being our best week ever."

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About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded biopharmaceutical company focused on the diagnosis and treatment of cancer and autoimmune diseases. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's first product, Visicol(TM) is the first and only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IBStat(TM), is a novel oral hysocyamine spray for the treatment of Irritable Bowel Syndrome (IBS) and spasm of the colon. Additionally, the Company is developing other clinical compounds such as Colirest(TM), which is in pivotal clinical trials for the treatment of Crohn's disease and completed Phase II trials for the treatment of ulcerative colitis. For further information, please visit InKine on their web site http://www.inkine.com.


In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.